ORYX TECHNOLOGY CORP.

                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                  --------------------------------------------

                   (As amended and restated effective July 7,
                    1995 by Oryx Technology Corp., a Delaware
                                  corporation)

         1. PURPOSE. The purpose of the ORYX Technology Corp. INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN (the "Plan") is to grant to selected employees of ORYX Technology Corp., a Delaware corporation (the "Company") and its subsidiaries and affiliates, a favorable opportunity to acquire Common Stock of the Company, thereby encouraging such persons to accept or continue their relationships with the Company; increasing the interest of such persons in the Company's welfare through participation in the growth and value of the Common Stock; and furnishing such persons with an incentive to improve operations and increase profits of the Company.

         To accomplish the foregoing objectives, this Plan provides a means whereby employees may receive options to purchase Common Stock. Options granted under this Plan will be either nonstatutory (nonqualified) stock options or incentive stock options.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company, or, in the discretion of the Board, by a committee (the Board and the Committee shall be jointly referred to hereafter as the "Administrator") of not less than two members of the Board each of whom shall not at any time within one (1) year prior to his service as an administrator of the Plan have received a grant or award of equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. Subject to the provisions of the Plan, the Administrator shall have the sole authority, in its discretion:

            (a) to determine to which of the eligible individuals, and the time or times at which, options to purchase Common Stock of the Company shall be granted;

            (b) to determine the number of shares of Common Stock to be subject to options granted to each eligible individual;

            (c) to determine the price to be paid for the shares of Common Stock upon the exercise of each option;

            (d)  to determine the term and the exercise schedule of each option;

            (e) to determine the terms and conditions of each stock option agreement (which need not be identical) entered into between the Company and any eligible individual to whom the Administrator has granted an option;

            (f)  to interpret the Plan;

            (g)  to modify or amend any such option; and


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            (h)  to  make  all  determinations deemed necessary or advisable for the administration of the Plan.

         3. ELIGIBILITY. Every individual who at the date of grant is an employee of the Company or of any parent or subsidiary of the Company (as defined in subsection 5.1(c) below) is eligible to receive incentive stock options and/or nonstatutory stock options under this Plan. The term "employee" includes an officer or director who is an employee of the Company or a parent or subsidiary of it, as well as a non-officer, non-director employee of the Company or a parent or subsidiary of it. Every individual who at the date of grant is a consultant to or non-employee director of the Company or a parent or subsidiary of it is eligible to receive nonstatutory stock options under this Plan.

         4.  COMMON STOCK SUBJECT TO PLAN.

             (a) There shall be reserved for issue upon the exercise of options granted under the Plan one million one hundred twenty five thousand (1,125,000) shares of Common Stock, subject to adjustment as provided in Section 7 hereof. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

             (b)  Notwithstanding  any  other   provisions  of  this  Plan,  the
aggregate number of shares of Common Stock subject to outstanding options granted under this Plan, plus the aggregate number of shares issued upon the exercise of all options granted under this Plan, shall never be permitted to exceed the number of shares specified in the first sentence of subsection 4(a) above.

         5. TERMS OF OPTIONS. Each option granted under the Plan shall be evidenced by a stock option agreement between the individual to whom the option is granted (the "optionee") and the Company. Each such agreement shall designate the option thereby granted as an incentive stock option, a nonstatutory stock option or in part an incentive stock option and in part a nonstatutory stock option. Each such agreement shall be subject to the terms and conditions set forth in subsection 5.1, and to such other terms and conditions not inconsistent herewith as the Administrator may deem appropriate in each case. Incentive stock options shall be subject also to the terms and conditions set forth in subsection 5.2.

             5.1   TERMS AND CONDITIONS TO WHICH ALL OPTIONS ARE SUBJECT.   All
options granted under this Plan shall be subject to the following terms and conditions:

                   (a) TERM OF OPTIONS. The period or periods within which an option may be exercised shall be determined by the Administrator at the time the option is granted, but in no event shall such period extend beyond ten (10) years from the date the option is granted in the case of an incentive stock option, or ten (10) years and one (1) week from the date the option is granted in the case of a nonstatutory stock option.

                   (b) EXERCISE PRICE. The price to be paid for each share of Common Stock upon the exercise of an option shall be determined by the Administrator at the time the option is granted, but shall in no event be less than eighty-five percent (85%) in the case of a nonstatutory stock option, and


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one hundred percent (100%) in the case of an incentive stock option, of the fair market value of a share of Common Stock on the date the option is granted. For all purposes of this Plan, the fair market value of the Common Stock on any particular date shall be the closing price on the trading day next preceding that date on the principal securities exchange on which the Company's Common Stock is listed, or, if such Common Stock is not then listed on any securities exchange, then the fair market value of the Common Stock on such date shall be the mean of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") on the trading day next preceding such date. In the event that the Company's Common Stock is neither listed on a securities exchange nor quoted by NASDAQ, then the Administrator shall determine the fair market value of the Company's Common Stock on such date.

                  (c) MORE THAN TEN PERCENT SHAREHOLDERS. No option shall be granted to any individual who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company, or of any parent corporation or subsidiary corporation of the Company, unless the exercise price (as provided in subsection 5.1(b) hereof) is not less than one hundred ten percent (110%) of the fair market value of the Common Stock on the date the option is granted, and in the case of an incentive stock option the period within which the option may be exercised (as provided in subsection 5.1(a) hereof) does not exceed five (5) years from the date the option is granted. As used in this Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this subsection 5.1(c), in determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such optionee holds an option shall not be counted. Additionally, for purposes of this subsection 5.1(c), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person.


                 (d)  METHOD OF PAYMENT FOR COMMON STOCK.   Payment  for  stock
purchased upon any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.

                (e) NONTRANSFERABILITY. All options shall be nontransferable, except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee.


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                (f) WITHHOLDING AND EMPLOYMENT TAXES.  At the time of exercise of an option, the optionee shall remit to the Company in cash the amount of any and all applicable federal and state withholding and employment taxes.

            5.2 ADDITIONAL TERMS AND CONDITIONS TO WHICH INCENTIVE STOCK OPTIONS ARE SUBJECT. Options granted under this Plan which are designated as incentive stock options shall be subject to the following additional terms and conditions:

                (a) ANNUAL LIMITATION. To the extent that the aggregate fair market value (determined as of the date an incentive stock option is granted) of the stock with respect to which incentive stock options granted are exercisable for the first time by an employee during any one (1) calendar year (under this Plan and under all other incentive stock option plans of the Company and of any parent or subsidiary corporation) exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as options which are not incentive stock options.

                (b) DEATH. Upon the death of an employee, any incentive stock option which such employee holds may be exercised, within such period after the date of death as the Administrator shall prescribe in the stock option agreement, by the employee's representative or by the person entitled thereto under the employee's will or the laws of intestate succession.

                (c) DISABILITY. Upon the disability of an employee, any incentive stock option which the employee holds may be exercised by the employee within such period after the date of termination of employment resulting from such disability (not to exceed twelve (12) months) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of subsection 5.2(b) hereof shall apply.

                (d) RETIREMENT. Upon the voluntary retirement of an employee at or after reaching sixty-five (65) years of age, an incentive stock option may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of retirement (not to exceed three (3) months) as the Administrator shall prescribe in the stock option agreement. The option shall terminate upon the expiration of such prescribed period, unless the employee dies prior thereto, in which event the provisions of subsection 5.2(b) hereof shall apply.

                (e) TRANSFER TO RELATED CORPORATION. In the event that an employee leaves the employ of the Company to become an employee of any parent or subsidiary corporation of the Company, or if the employee leaves the employ of any such parent or subsidiary corporation to become an employee of the Company or of another parent or subsidiary corporation, such employee shall be deemed to continue as an employee of the Company for all purposes of this Plan.

                (f) OTHER SEVERANCE. In the event an employee leaves the employ of the Company for any reason other than as set forth in subsections (b) through
(e), above, any incentive stock option which such employee holds may be exercised by such employee with respect to all or any portion of the balance of the Common Stock subject thereto within such period after the date of severance


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(not to exceed  three (3) months) as the  Administrator  shall  prescribe in the stock option agreement.

                (g) DISQUALIFYING DISPOSITIONS. If Common Stock acquired by exercise of an incentive stock option granted pursuant to this Plan is disposed of within two (2) years from the date of grant of the option or within one (1) year after the transfer of the Common Stock to the optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

         6. STOCK ISSUANCE AND RIGHTS AS SHAREHOLDER. Notwithstanding any other provisions of the Plan, no optionee shall have any of the rights of a shareholder (including the right to vote and receive dividends) of the Company, by reason of the provisions of this Plan or any action taken hereunder, until the date such optionee shall both have paid the exercise price for the Common Stock and shall have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) the stock certificate evidencing such shares.

         7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

             (a)  Subject  to  any    required    action   by   the   Company's
shareholders, the number of shares of Common Stock covered by this Plan as provided in Section 4, the number of shares covered by each outstanding option granted hereunder and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such outstanding shares of Common Stock effected without the receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

             (b)  Subject  to  any    required    action   by   the   Company's
shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate, unless the surviving corporation in the case of a merger or consolidation assumes outstanding options or replaces them with substitute options having substantially similar terms and conditions.

            (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

            (d) Except as hereinabove expressly provided in this Section 7, no optionee shall have any rights by reason of any subdivision or consolidation of shares of the capital stock of any class or the payment of any


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stock  dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to any option granted hereunder.

           (e) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

       8.  SECURITIES LAW REQUIREMENTS.

           (a) The Administrator may require an individual as a condition of the grant and of the exercise of an option, to represent and establish to the satisfaction of the Administrator that all shares of Common Stock to be acquired upon the exercise of such option will be acquired for investment and not for resale. The Administrator shall cause such legends to be placed on certificates evidencing shares of Common Stock issued upon exercise of an option as, in the opinion of the Company's counsel, may be required by federal and applicable state securities laws.

           (b) No shares of Common Stock shall be issued upon the exercise of any option unless and until counsel for the Company determines that: (i) the Company and the optionee have satisfied all applicable requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934; (ii) any applicable listing requirement of any stock exchange on which the Company's Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

      9. FINANCIAL ASSISTANCE. The Company is vested with authority under this Plan to assist any employee to whom an option is granted hereunder (including any consultant to, director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security as shall have been authorized by or under authority of the Board.

     10. AMENDMENT. The Board may terminate the Plan or amend the Plan from time to time in such respects as the Board may deem advisable, except that, without the approval of the Company's shareholders in compliance with the requirements of applicable law, no such revision or amendment shall:

          (a) increase  the  number  of  shares of  Common Stock reserved under
Section 4 hereof for issue under the Plan, except as provided in Section 7 hereof;

          (b) change the class of persons eligible to participate in the Plan under Section 3 hereof;

          (c) extend the term of the Plan under Section 10 hereof; or

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          (d) amend this Section 10 to defeat its purpose.

     11. TERMINATION. The Plan shall terminate automatically on March 3, 2003, and may be terminated at any earlier date by the Board. No option shall be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any option then outstanding.

     12. TIME OF GRANTING OPTIONS. The date of grant of an option hereunder shall, for all purposes, be the date on which the Administrator makes the determination granting such option.

     13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan.

     14. EFFECTIVE DATE. This Plan, as amended, was adopted by the Board of Directors of the Company on July 7, 1995, and shall be effective on said date, provided the Plan is approved within twelve (12) months of said date by the shareholders of the Company in accordance with the requirements of the Code and the Delaware and California Corporate Securities Laws. Options may be granted, but may not be exercised, prior to the date of such shareholder approval.

     15. FINANCIAL REPORTS. The Company shall deliver financial and other information regarding the Company, on an annual or more frequent basis, to each individual holding an outstanding option under the Plan; provided, however, that financial statements will not be furnished to key employees whose duties in connection with the issuer assure them access to equivalent information.

     16. ADOPTION OF PLAN. This Plan, initially adopted March 3, 1993 by the Board of Directors of Advanced Technology, Inc., a New Jersey Corporation
("ATI"), has, as a result of the agreement of merger between the Company and ATI, been assumed by the Company and the Company has succeed to all of ATI's obligations and commitments under the Plan.

As amended to July 7, 1995.